Exhibit 4.3

EXECUTION COPY

PRIMUS TELECOMMUNICATIONS IHC, INC.

$57,210,000 14.25% Senior Secured Notes due 2011

Registration Rights Agreement

February 26, 2007

TO THE PURCHASERS (AS DEFINED HEREIN)

Ladies and Gentlemen:

PRIMUS TELECOMMUNICATIONS IHC, INC., a Delaware corporation (the “Company” or the “Issuer”), has issued and sold, directly or indirectly, approximately $57,210,000 aggregate principal amount of 14.25% Senior Secured Notes due 2011, guaranteed by the Guarantors, to the Purchasers. As an inducement to the Purchasers to acquire the Notes, the Issuer and the Guarantors agree with the Purchasers for the benefit of holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1.	Certain Definitions. For purposes of this Registration Rights Agreement, the following terms shall have the following respective meanings:

“Base Interest” shall mean the interest that would otherwise accrue on the Notes under the terms thereof and the Indenture, without giving effect to the provisions of this Registration Rights Agreement.

The term “broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.

“Closing Date” shall mean February 26, 2007.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Effective Time,” in the case of (i) an Exchange Offer Registration, shall mean the time and date as of which the Commission declares the Exchange Offer Registration Statement effective or as of which the Exchange Offer Registration Statement otherwise becomes effective and (ii) a Shelf Registration, shall mean the time and date as of which the Commission declares the Shelf Registration Statement effective or as of which the Shelf Registration Statement otherwise becomes effective.

“Electing Holder” shall mean any holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Issuer in accordance with Section 3(d)(ii) or 3(d)(iii) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

“Exchange Agreements” shall mean one or more Exchange and Purchase Agreements entered into by the Purchasers and the Company pursuant to which the Purchasers acquired the Notes.

“Exchange Notes” shall have the meaning assigned thereto in Section 2(a) hereof.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(a) hereof.

“Exchange Offer Registration” shall have the meaning assigned thereto in Section 3(c) hereof.

“Exchange Offer Registration Statement” shall have the meaning assigned thereto in Section 2(a) hereof.

“Guarantees” means the unconditional guarantee of the payment of principal of, premium, interest and Special Interest (if any) on the Notes and the Exchange Notes by the Guarantors.

“Guarantors” means Primus Telecommunications Group, Incorporated; Primus Telecommunications Holding, Inc.; TresCom International, Inc.; Least Cost Routing, Inc.; TresCom U.S.A., Inc.; iPrimus USA, Inc.; iPrimus.Com, Inc.; and Primus Telecommunications, Inc.; and any other person that becomes or is required by Section 10.18 of the Indenture to become a guarantor of the Notes prior to, the completion of the Exchange Offer or the expiration of the period, as set forth in Section 2(b), during which the Shelf Registration Statement is required to be effective.

The term “holder” shall mean, unless the context otherwise indicates, each of the Purchasers and other persons who acquire Registrable Securities from time to time (including any successors or assigns), in each case for so long as such person is a registered holder of any Registrable Securities.

“Indenture” shall mean the Indenture governing the Notes, dated as of February 26, 2007, between the Issuer and U.S. Bank National Association, as Trustee, as the same shall be amended from time to time.

“Notes” shall mean, collectively, the 14.25% Senior Secured Notes due 2011 of the Issuer, and the Guarantees thereof, issued and sold to the Purchasers pursuant to the Exchange Agreements, and Notes issued in exchange therefor or in lieu thereof pursuant to the Indenture.

“Notice and Questionnaire” means a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

The term “person” shall mean a corporation, association, partnership, limited liability company, organization, business, individual, government or political subdivision thereof or governmental agency.

“Purchasers” shall mean, collectively, the “Holders” referred to in the Exchange Agreements that have executed and delivered a signature page to this Registration Rights Agreement.

“Registrable Securities” shall mean the Notes; provided, however, that a Note shall cease to be a Registrable Security when (i) in the circumstances contemplated by Section 2(a) hereof, such Note has been exchanged for an Exchange Note in an Exchange Offer as contemplated in Section 2(a) hereof (provided that, unless clause (ii) of this definition is applicable, any Exchange Note that, pursuant to the penultimate sentence of Section 2(a), is included in a prospectus for use in connection with resales by broker-dealers shall be deemed to be a Registrable Security with respect to Sections 2(a), 5, 6 and 9 hereof until resale of such Registrable Security has been effected within the 180-day period referred to in Section 2(a)(y)); (ii) in the circumstances contemplated by Section 2(b) hereof, a Shelf Registration Statement registering such Note under the Securities Act has been declared or becomes effective and such Note has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Shelf Registration Statement; (iii) such Note is sold pursuant to Rule 144 under circumstances in which any legend borne by such Note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Issuer or pursuant to the Indenture; (iv) such Registrable Security is eligible to be sold pursuant to paragraph (k) of Rule 144; or (v) such Registrable Security shall cease to be outstanding. Notwithstanding the foregoing, an Exchange Note shall also be deemed to be a Registrable Security if, at the time of issuance, it is not transferable without restriction under the Securities Act.

“Registration Default” shall have the meaning assigned thereto in Section 2(c) hereof.

“Registration Default Period” shall have the meaning assigned thereto in Section 2(c) hereof.

“Registration Expenses” shall have the meaning assigned thereto in Section 4 hereof.

“Resale Period” shall have the meaning assigned thereto in Section 2(a) hereof.

“Restricted Holder” shall mean (i) a holder that is an affiliate of the Issuer or the Guarantors within the meaning of Rule 405, (ii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Notes or (iii) a holder that is a broker-dealer, but only with respect to Notes received by such broker-dealer directly from the Issuer pursuant to the Exchange Agreements, or Exchange Notes received by such broker-dealer in exchange therefor.

“Rule 144,” “Rule 405” and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Securities Act” shall mean the Securities Act of 1933, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

“Shelf Registration” shall have the meaning assigned thereto in Section 2(b) hereof.

“Shelf Registration Statement” shall have the meaning assigned thereto in Section 2(b) hereof.

“Special Interest” shall have the meaning assigned thereto in Section 2(c) hereof.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Registration Rights Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Registration Rights Agreement as a whole and not to any particular Section or other subdivision.

2.	Registration Under the Securities Act.

a.

Except as set forth in Section 2(b) below, the Issuer and the Guarantors agree to file under the Securities Act, as soon as practicable, but no later than 120 days after the Closing Date, a registration statement relating to an offer to exchange (such registration statement, the “Exchange Offer Registration Statement”, and such offer, the “Exchange Offer”) any and all of the Notes for a like aggregate principal amount of notes issued by the Issuer, and guaranteed by the Guarantors, which notes would be substantially identical in all material respects to the Notes, except that they would have been registered pursuant to an effective registration statement under the Securities Act and entitled to the benefits of the Indenture, as qualified under the Trust Indenture Act, and do not contain provisions for the additional interest contemplated in Section 2(c) below (such notes hereinafter called “Exchange Notes”). The Issuer and the Guarantors agree to use their reasonable best efforts to cause the Exchange Offer Registration Statement to become or be declared effective under the Securities Act as soon as practicable, but no later than 270 days after the Closing Date. The Exchange Offer will be registered under the Securities

Act on the appropriate form and will comply with the Exchange Act. The Issuer and the Guarantors further agree to use their reasonable efforts to complete the Exchange Offer promptly (but no later than 35 business days or longer, if required by the federal securities laws, after such registration statement has become effective), hold the Exchange Offer open for at least 20 business days (calculated in accordance with the Exchange Act) and exchange Exchange Notes for all Registrable Securities that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. The Exchange Offer will be deemed to have been “completed” to the extent that the Exchange Notes received by holders, other than Restricted Holders, in the Exchange Offer in exchange for Registrable Securities are, upon receipt, transferable by each such holder without restriction under the Securities Act. The Exchange Offer shall be deemed to have been completed upon the Issuer having exchanged, pursuant to the Exchange Offer, Exchange Notes for a comparable amount of Registrable Securities that have been properly tendered and not withdrawn before the expiration of the Exchange Offer. The Issuer and the Guarantors agree to the extent necessary and identified by notice of Restricted Holder at least ten business days prior to the Effective Time of the Exchange Offer Registration Statement (x) to include in the Exchange Offer Registration Statement a prospectus for use in any resales by any holder of Exchange Notes that is a broker-dealer and (y) to keep such Exchange Offer Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Notes are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 180th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Securities. With respect to such Exchange Offer Registration Statement, such holders shall have the benefit of the rights of indemnification and contribution set forth in Sections 6(a), (c), (d) and (e) hereof.

b.

If (i) on or prior to the time the Exchange Offer is completed, existing law or Commission policy or interpretations are changed such that the Exchange Notes received by holders, other than Restricted Holders, in the Exchange Offer in exchange for Registrable Securities are not or would not be, upon receipt, transferable by each such holder without restriction under the Securities Act, (ii) the Exchange Offer has not been completed within 300 days following the Closing Date, or (iii) the Exchange Offer is not available to any Restricted Holder, or the Exchange Notes received by any Restricted Holder in the Exchange Offer are not transferable without restriction under the Securities Act, the Issuer and the Guarantors shall, in lieu of (or, in the case of clause (iii), in addition to) conducting the Exchange Offer contemplated by Section 2(a), file under the Securities Act, within 120 days after the time such Restricted Holders give notice to the Issuer and the Guarantors that such obligation to file arises (the “Shelf Obligation Trigger”), no more than one “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Securities, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such filing, the “Shelf Registration” and such registration statement, the “Shelf Registration Statement”). The Issuer and the Guarantors agree to use their reasonable best efforts (x) to cause the Shelf Registration Statement to become or be declared effective by the Commission no later than 270 days after such Shelf Obligation Trigger and to keep such Shelf Registration Statement continuously effective for a period ending on the earlier of (i) the second anniversary of the Effective Time or (ii) such time as there are no longer any Registrable Securities outstanding; provided, however, that no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Securities unless such holder is an Electing Holder, and (y) after the Effective Time of the Shelf Registration Statement, upon the request of any holder of Registrable Securities that is not then an Electing Holder, to take any commercially reasonable action that is permissible by the SEC to enable such holder to use the prospectus forming a part thereof for resales of Registrable Securities, including, without limitation, any action necessary to identify such holder as a selling securityholder in the Shelf Registration Statement, provided, however, that nothing in this clause (y) shall relieve any such holder of the obligation to return a completed and signed Notice and Questionnaire to the Issuer in accordance with Section 3(d)(iii) hereof. The Issuer and the Guarantors further agree to supplement or make amendments to the Shelf Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Issuer for such Shelf Registration Statement or by the Securities Act for shelf registration, and the Issuer agrees to furnish to each Electing Holder copies of any such supplement or amendment prior to its being used and, in any event, promptly following its filing with the Commission.

c.

In the event that (i) the Issuer and the Guarantors have not filed the Exchange Offer Registration Statement or Shelf Registration Statement on or before the date on which such registration statement is required to be filed pursuant to Section 2(a) or 2(b), respectively, or (ii) such Exchange Offer Registration Statement or Shelf Registration Statement has not become effective or been declared effective by the Commission on or before the date on which such registration statement is required to become or be declared effective pursuant to Section 2(a) or 2(b), respectively, or (iii) the Exchange Offer has not been completed within 35 business days after the initial effective date of the Exchange Offer Registration Statement relating to the Exchange Offer (if the Exchange Offer is then required to be made) or (iv) any Exchange Offer Registration Statement or Shelf Registration Statement required by Section 2(a) or 2(b) hereof is filed and becomes or is declared effective but shall thereafter either be withdrawn by the Issuer or shall become subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement (except as specifically permitted herein) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses (i) through (iv), a “Registration Default” and each period of time during which a Registration Default has occurred and is continuing, a “Registration Default Period”), then, as liquidated damages for such Registration Default, in addition to the provisions of Section 9(b), special interest (“Special Interest”), in addition to the Base Interest, shall accrue on the aggregate principal amount of such applicable Notes at a per annum rate of 0.25% for the first 90 days of the Registration Default Period, at a per annum rate of 0.50% for the second 90 days of the Registration Default Period, at a per annum rate of 0.75% for the third 90 days of the Registration Default Period and at a per annum rate of 1.0% thereafter for the remaining portion of the Registration Default Period. All accrued Special Interest shall be paid in cash by the Issuer on each Interest Payment Date (as defined in the Indenture). Notwithstanding anything to the contrary herein, the Company shall not be required to pay Special Interest to a Restricted Holder if such Restricted Holder’s failure to receive Exchange Notes and/or inability to use a Shelf Registration Statement arises from such Restricted Holder’s failure to comply with its obligations to make the representations set forth in Section 3(c) and/or obligations under Section 3(d)(iii), as applicable, or to provide the information required to be provided by it. Following the cure of all Registration Defaults, the accrual of Special Interest shall cease.

d.	The Issuer and the Guarantors shall use their reasonable best efforts to take all actions necessary or advisable to be taken by them to ensure that the transactions contemplated herein are effected as so contemplated in Section 2(a) or 2(b) hereof.

e.	Any reference herein to a registration statement as of any time shall be deemed to include any document permitted to be incorporated, or deemed to be incorporated, therein by reference as of such time and any reference herein to any post-effective amendment to a registration statement as of any time shall be deemed to include any document permitted to be incorporated, or deemed to be incorporated, therein by reference as of such time.

3.	Registration Procedures.

If the Issuer and the Guarantors file a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:

a.	At or before the Effective Time of the Exchange Offer or the Shelf Registration, as the case may be, the Issuer shall cause the Indenture to be qualified under the Trust Indenture Act.

b.	In the event that such qualification would require the appointment of a new trustee under the Indenture, the Issuer shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

c.	As a condition to its participation in the Exchange Offer pursuant to the terms of this Registration Rights Agreement, each Restricted Holder shall furnish, upon the request of the Company, a written representation to the Company to the effect that (A) it is not an affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer, (C) it is acquiring the Exchange Notes in its ordinary course of business, (D) it is not acting on behalf of any person who could not truthfully make the foregoing representations and (E) such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations. In connection with the Issuer’s and the Guarantors’ obligations with respect to the registration of Exchange Notes as contemplated by Section 2(a) (the “Exchange Offer Registration”), if applicable, the Issuer and the Guarantors shall, as soon as practicable (or as otherwise specified):

i.	prepare and file with the Commission, as soon as practicable but no later than 120 days after the Closing Date, an Exchange Offer Registration Statement on any form which may be utilized by the Issuer and which shall permit the Exchange Offer and resales of Exchange Notes by broker-dealers during the Resale Period to be effected as contemplated by Section 2(a), and use their reasonable best efforts to cause such Exchange Offer Registration Statement to become or be declared effective as soon as practicable thereafter, but no later than 270 days after the Closing Date;

ii.

as soon as practicable prepare and file with the Commission such amendments and supplements to such Exchange Offer Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Offer Registration Statement for the periods and purposes contemplated in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Offer Registration Statement, and promptly provide upon request to each requesting broker-dealer holding Exchange Notes such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Notes;

iii.	promptly notify (which notification may be satisfied by a filing with the Commission) each broker-dealer holding Exchange Notes that has requested copies of the prospectus included in such Exchange Offer Registration Statement, and if requested by such broker dealer confirm such advice in writing , (A) when such Exchange Offer Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Exchange Offer Registration Statement or any post-effective amendment, when the same has become effective, (B) any request by the Commission for amendments or supplements to such Exchange Offer Registration Statement or prospectus, or (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Offer Registration Statement or the initiation or, to the knowledge of the Issuer, threatening of any proceedings for that purpose, or (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Exchange Notes for sale in any jurisdiction or the initiation or, to the knowledge of the Issuer, threatening of any proceeding for such purpose;

iv.	use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Offer Registration Statement or any post-effective amendment thereto as soon as practicable;

v.

use their reasonable best efforts to (A) register or qualify the Exchange Notes under the securities laws or blue sky laws of no more than five jurisdictions as are contemplated by Section 2(a) no later than the commencement of the Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period and (C) take any and all other actions as may be reasonably necessary or advisable to enable each broker-dealer holding Exchange Notes to consummate the disposition thereof in such jurisdictions; provided, however, that neither the Issuer nor any

Guarantor shall be required for any such purpose to (1) qualify as a foreign corporation or limited liability company, as the case may be, in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(v), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws (or other organizational document) or any agreement between it and holders of its ownership interests;

vi.	use their reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange Offer Registration, the Exchange Offer and the offering and sale of Exchange Notes by broker-dealers during the Resale Period;

vii.	provide a CUSIP number for all Exchange Notes, not later than the applicable Effective Time;

viii.	mail, upon request, to each holder requesting in writing a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

ix.	utilize the services of a depositary for the Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Trustee, any new trustee under the Indenture, or an affiliate of any of them; and

x.	prior to the Effective Time, provide a supplemental letter to the Commission (i) stating that the Issuer and the Guarantors are conducting the Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991); and (ii) including a representation that neither the Issuer nor any Guarantor has entered into any arrangement or understanding with any person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the information and belief of the Issuer and each Guarantor, each holder participating in the Exchange Offer is acquiring the Exchange Notes in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes.

In addition, as soon as practicable after the close of the Exchange Offer, the Issuer shall (i) accept for exchange all Registrable Securities tendered and not validly withdrawn pursuant to the Exchange Offer; (ii) deliver to the Trustee for cancellation all Notes so accepted for exchange; and (iii) cause the Trustee promptly to authenticate and deliver to each holder a principal amount of Exchange Notes equal to the principal amount of the Registrable Securities of such Holder so accepted for exchange.

d.	In connection with the Issuer’s and the Guarantors’ obligations with respect to the Shelf Registration, if applicable, the Issuer and the Guarantors shall use commercially reasonable efforts to, as soon as practicable (or as otherwise specified):

i.	prepare and file with the Commission within the time periods specified in Section 2(b), a Shelf Registration Statement on any form which may be utilized by the Issuer and which shall register all of the Registrable Securities for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by such of the holders as, from time to time, may be Electing Holders, and use their reasonable best efforts to cause such Shelf Registration Statement to become or be declared effective within the time periods specified in Section 2(b);

ii.	not less than 21 calendar days prior to the Effective Time of the Shelf Registration Statement, mail the Notice and Questionnaire to the holders of Registrable Securities; no holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement as of the Effective Time, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Securities at any time, unless such holder has returned a completed and signed Notice and Questionnaire to the Issuer by the deadline for response set forth therein; provided, however, that holders of Registrable Securities shall have at least 14 calendar days from the date on which the Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Issuer;

iii.

upon the request of any holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder; provided that the Issuer shall not be required to take any action to name such holder as a selling securityholder in the Shelf Registration Statement or to enable such holder to use the prospectus forming a part thereof for resales of Registrable

Securities until such holder has returned a completed and signed Notice and Questionnaire to the Issuer;

iv.	as soon as practicable prepare and file with the Commission such amendments and supplements to such Shelf Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period specified in Section 2(b) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Shelf Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment simultaneously with or prior to its being used or filed with the Commission;

v.	comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such Shelf Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Shelf Registration Statement;

vi.	promptly notify each of the Electing Holders, and confirm such advice in writing, (A) when such Shelf Registration Statement or the prospectus included therein or any prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to such Shelf Registration Statement or any post-effective amendment, when the same has become effective, (B) any request by the Commission for amendments or supplements to such Shelf Registration Statement or prospectus, or (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Shelf Registration Statement or the initiation or, to the knowledge of the Issuer, threatening of any proceedings for that purpose, or (D) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or, to the knowledge of the Issuer, threatening of any proceeding for such purpose;

vii.	use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or any post-effective amendment thereto as soon as practicable;

viii.	use their reasonable best efforts to (A) register or qualify the Registrable Securities to be included in such Shelf Registration

Statement under such securities laws or blue sky laws of no more than five jurisdictions that the Electing Holders collectively shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Shelf Registration is required to remain effective under Section 2(b) above and (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that none of the Issuer and Guarantors shall be required for any such purpose to (1) qualify as a foreign corporation or limited liability company, as the case may be, in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation or by-laws (or other organizational document) or any agreement between it and holders of its ownership interests;

ix.	use their reasonable best efforts to obtain the consent or approval of each governmental agency or authority, whether federal, state or local, which may be required to effect the Shelf Registration or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Securities;

x.	unless any Registrable Securities shall be in book-entry only form, cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall not bear any restrictive legends;

xi.	provide a CUSIP number for all Registrable Securities, not later than the applicable Effective Time; and

xii.	notify in writing each holder of Registrable Securities of any proposal by the Issuer to amend or waive any provision of this Registration Rights Agreement pursuant to Section 8(g) hereof and of any amendment or waiver effected pursuant thereto, each of which notices shall contain the substance of the amendment or waiver proposed or effected, as the case may be.

e.	In the event that the Issuer would be required, pursuant to Section 3(d)(vi)(D) above, to notify the Electing Holders, the Issuer shall, as promptly as practicable, but in any event within ten days, prepare and furnish to each of the Electing Holders a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to purchasers of Registrable Securities, such prospectus conforms in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act, and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Electing Holder agrees that upon receipt of any notice from the Issuer pursuant to Section 3(d)(vi)(D) hereof, such Electing Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Shelf Registration Statement applicable to such Registrable Securities until such Electing Holder shall have received copies of such amended or supplemented prospectus, and if so directed by the Issuer, such Electing Holder shall deliver to the Issuer all copies, other than permanent file copies, then in such Electing Holder’s possession of the prospectus covering such Registrable Securities at the time of receipt of such notice.

f.	In the event of a Shelf Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Issuer may require such Electing Holder to furnish to the Issuer such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Securities as may be required in order to comply with the Securities Act. Each such Electing Holder agrees to notify the Issuer as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Issuer or of the occurrence of any event in either case as a result of which any prospectus relating to such Shelf Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Issuer any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

4.	Registration Expenses.

The Issuer agrees, subject to the last sentence of this Section 4, to bear and to pay or cause to be paid promptly all expenses incident to the Issuer’s or Guarantors’ performance of or compliance with this Registration Rights Agreement, including (a) all reasonable fees and expenses in connection with the qualification of the Notes for offering and sale under the securities laws and blue sky laws referred to in Section 3(d)(viii) hereof and determination of their eligibility for investment under the laws of such jurisdictions as the Electing Holders may designate, including any fees and disbursements of counsel for the Electing Holders in connection with such qualification and determination, (b) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Notes for delivery and the expenses of printing or producing any blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Notes to be disposed of (including certificates representing the Notes), (c) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Notes and the preparation of documents referred in clause (b) above, (d) fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any reasonable fees and expenses for counsel for the Trustee and of any collateral agent or custodian, (e) internal expenses of the Issuer (including all salaries and expenses of the Issuer’ officers and employees performing legal or accounting duties), (f) fees, disbursements and expenses of counsel and independent certified public accountants of the Issuer (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance), (g) reasonable fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Shelf Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Securities held by Electing Holders (which counsel shall be reasonably satisfactory to the Issuer), (h) any fees charged by securities rating services for rating the Notes, and (i) reasonable fees, expenses and disbursements of any other persons, including special experts, retained by the Issuer in connection with such registration (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Securities, the Issuer shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor. Notwithstanding the foregoing, the holders of the Registrable Securities being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Securities and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

5.	Representations, Warranties and Covenants.

Except with respect to clauses (a) and (b) below, the Issuer and the Guarantors, jointly and severally, represent and warrant to, and agree with, each Purchaser and each of the holders Registrable Securities the information set forth in this Section 5.

With respect to clauses (a) and (b) below, the Issuer and the Guarantors, jointly and severally, covenant to each Purchaser and each of the holders of Registrable Securities that:

a.	Each registration statement covering Registrable Securities and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(d) or Section 3(c) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, other than from (i) such time as a notice has been given to holders of Registrable Securities pursuant to Section 3(d)(vi)(D) hereof until (ii) such time as the Issuer furnishes an amended or supplemented prospectus pursuant to Section 3(d) hereof; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by a holder of Registrable Securities expressly for use therein.

b.	Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when such prospectus is or was filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this covenant shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by a holder of Registrable Securities expressly for use therein.

c.	This Registration Rights Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantors and is enforceable against the Issuer and the Guarantors in accordance with its terms.

6.	Indemnification.

a.

Indemnification by the Issuer. The Issuer and the Guarantors, jointly and severally, (i) will indemnify and hold harmless each of the holders of Exchange Notes included in an Exchange Offer Registration Statement and each of the Electing Holders identified as a selling securityholder in a Shelf Registration Statement against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Exchange Offer Registration Statement or Shelf Registration Statement, as the case may be, or any amendment thereof or supplement thereto, or any preliminary, final or summary prospectus contained therein or furnished by the Issuer to any such holders, or Electing Holder, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) will reimburse such holder and such Electing Holder for any reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage or liability as such expenses are incurred; provided, however, that neither the Issuer nor any Guarantor shall be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary, final or summary prospectus, or any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such person expressly for use therein; and provided further, however, that neither the Company nor any Guarantor will be liable to any Purchaser, holder, or Electing Holder (or any person who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) with respect to any untrue statement or alleged untrue statement or omission or alleged omission of a material fact made in any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense resulted from the fact that such Purchaser, holder or Electing Holder, as the case may be, sold Notes or Exchange Notes to a Person to whom such Purchaser, holder or Electing Holder, as the case may be, failed to send or give, at or prior to the written confirmation of sale of such securities, a copy of a final prospectus (as amended or supplemented), if the Company or any Guarantor has previously furnished copies thereof (sufficiently in advance of the closing of such sale to allow for distribution thereof in a timely manner) to such Purchaser, holder or Electing Holder, as the case may be, and the loss, liability, claim, damage or expense of such Purchaser, holder or Electing

Holder, as the case maybe, resulted from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in or omitted from such preliminary prospectus which was corrected in such final prospectus.

b.	Indemnification by the Purchasers and the Holders. Each of the holders of Registrable Securities covered by any Exchange Offer Registration Statement and each of the Electing Holders of Registrable Securities included in a Shelf Registration Statement, severally and not jointly, (i) will indemnify and hold harmless the Issuer and all other holders against any losses, claims, damages or liabilities to which the Issuer or such other holders may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement, or any amendment thereof or supplement thereto, or any preliminary, final or summary prospectus contained therein or furnished by the Issuer to any such holders or Electing Holder or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such holder or Electing Holder expressly for use therein, and (ii) will reimburse the Issuer for any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder or holder that is a broker-dealer selling Exchange Notes pursuant to the penultimate sentence of Section 2(a) shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder or holder from the sale of such Electing Holder’s or holder’s Registrable Securities pursuant to such registration.

c.

Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent actually prejudiced thereby . In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, that the indemnifying parties shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties in each jurisdiction in which any claim or action is brought. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

d.

Contribution. If for any reason the indemnification provisions contemplated by Section 6(a) or Section 6(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were determined by pro rata allocation (even if the holders or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders’ obligations in this Section 6(d) to contribute shall be several in proportion to the principal amount of Registrable Securities registered or underwritten, as the case may be, by them and not joint.

e.	Remedy not Exclusive. The obligations of the Issuer under this Section 6 shall be in addition to any liability which the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and partner of each holder and each person, if any, who controls any holder within the meaning of the Securities Act; and the obligations of the Purchasers and the holders contemplated by this Section 6 shall be in addition to any liability which the respective Purchaser or holder may otherwise have and shall extend, upon the same terms and conditions, to each officer (including any officer who signed any registration statement), director, employee, representative or agent of the Issuer and to each person, if any, who controls the Issuer within the meaning of the Securities Act.

7.	Rule 144.

The Issuer and the Guarantors, jointly and severally, covenant to the holders of Registrable Securities that to the extent any of the Issuer or any Guarantor shall be required to do so under the Exchange Act, it shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act), and shall take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities in connection with that holder’s sale pursuant to Rule 144, the Issuer shall deliver to such holder a written statement as to whether it has complied with such requirements.

8.	Miscellaneous.

a.	Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Issuer fails to perform any of its obligations hereunder and that the Purchasers and the holders from time to time of the Registrable Securities may be irreparably harmed by any such failure, and accordingly agree that the Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Issuer under this Registration Rights Agreement in accordance with the terms and conditions of this Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

b.

Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand, if delivered personally, or by air courier guaranteeing overnight delivery, (ii) when sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested or (iii) three days after being deposited in the first-class mail (registered or certified mail, postage prepaid, return receipt requested) as follows: If to the Issuer, 7901 Jones Branch Drive, Suite 900, McLean, Virginia, 22102, Attention: John F. DePodesta, and if to a holder, to the address of such holder set forth in the security register or other records of the Issuer, or to such other address as the Issuer or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

c.	Parties in Interest. All the terms and provisions of this Registration Rights Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable, by the parties hereto and the holders from time to time of the Registrable Securities and the respective successors and assigns of the parties hereto and such holders. In the event that any transferee of any holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Securities shall be held subject to all of the terms of this Registration Rights Agreement, and by taking and holding such Registrable Securities such transferee shall be entitled to receive the benefits, and be conclusively deemed to have agreed to be bound by all of the applicable terms and provisions, of this Registration Rights Agreement. If the Issuer shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Securities subject to all of the applicable terms hereof.

d.	Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Registration Rights Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Securities, any director, officer or partner of such holder, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Securities pursuant to the Exchange Agreements and the transfer and registration of Registrable Securities by such holder and the consummation of an Exchange Offer.

e.	Governing Law. This Registration Rights Agreement shall be governed by and construed in accordance with the laws of the State of New York.

f.	Headings. The descriptive headings of the several Sections and paragraphs of this Registration Rights Agreement are inserted for convenience only, do not constitute a part of this Registration Rights Agreement and shall not affect in any way the meaning or interpretation of this Registration Rights Agreement.

g.	Entire Agreement; Amendments. This Registration Rights Agreement and the other writings referred to herein (including the Indenture and the form of Notes) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Registration Rights Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Registration Rights Agreement may be amended and the observance of any term of this Registration Rights Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Issuer and the holders of at least a majority in aggregate principal amount of the Registrable Securities at the time outstanding, provided that no such amendment or waiver shall materially and disproportionately adversely affect the rights of any Restricted Holder under this Registration Rights Agreement without the consent of such Restricted Holder; and provided further, that each such amendment and waiver effected in accordance with this Section 8(g) shall be binding on the Guarantors. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 8(g), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Securities or is delivered to such holder.

h.	Inspection. For so long as this Registration Rights Agreement shall be in effect, this Registration Rights Agreement and a complete list of the names and addresses of all the holders of Registrable Securities shall be made available for inspection and copying, upon reasonable prior notice, on any business day during normal business hours by any holder of Registrable Securities for proper purposes only (which shall include any purpose related to the rights of the holders of Registrable Securities under the Notes, the Indenture and this Registration Rights Agreement) at the offices of the Issuer at the address thereof set forth in Section 9(c) above and at the office of the Trustee under the Indenture.

i.	Counterparts. This Registration Rights Agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

j.	Severability. In the event that any one of more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

k.	Multiple Purchasers. Each Purchaser understands, acknowledges and agrees that multiple Purchasers have executed and delivered this Registration Rights Agreement and the Exchange Agreements, and that the Company shall not be required to (except as required by applicable law) reveal or disclose the identity of any other Purchaser or the amount of Registrable Securities received by any other Purchaser. Furthermore, each Purchaser acknowledges and agrees that if at any time any decision or action is required to be taken by the Purchasers in their capacities as holders of a requisite amount of Registrable Securities hereunder (including, without limitation, under Section 8(g)), the Company shall make the final and binding determination as to whether such decision or action has been properly taken by the requisite holders and shall inform each holder of the same.

[SIGNATURE PAGES FOLLOW]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Issuer.

Very truly yours,

Primus Telecommunications IHC, Inc., a Delaware corporation, as Issuer

By:
Name:
Title:

Primus Telecommunications Group, Incorporated, a Delaware corporation, as a Guarantor Primus Telecommunications Holding, Inc., a Delaware corporation, as a Guarantor

By:
Name:
Title:

TresCom International, Inc., a Florida corporation, as a Guarantor

Least Cost Routing, Inc., a Florida corporation, as a Guarantor

TresCom U.S.A., Inc., a Florida corporation, as a Guarantor

iPrimus USA, Inc., a Delaware corporation, as a Guarantor

iPrimus.Com, Inc., a Delaware corporation, as a Guarantor

Primus Telecommunications Inc., a Delaware corporation, as a Guarantor

By:
Name:
Title:

PURCHASER SIGNATURE PAGE

TO REGISTRATION RIGHTS AGREEMENT

IN WITNESS WHEREOF, the undersigned Purchaser has duly executed and delivered this Registration Rights Agreement as of the first date written above.

PURCHASER

[PURCHASER NAME]

By:
Name:
Its:

Purchaser Name and Address

Fax Number:

PRIMUS TELECOMMUNICATIONS IHC, INC.

AND THE GUARANTORS

INSTRUCTION TO DTC PARTICIPANTS

(Date of Mailing)

URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE: [DATE](a)

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in the Primus Telecommunications IHC, Inc.’s (the “Issuer”) 14.25% Senior Secured Notes due 2011 (the “Notes”) are held.

The Issuer is in the process of registering the Notes under the Securities Act of 1933, as amended, for resale by the beneficial owners thereof. In order to have their Notes included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Notes receive a copy of the enclosed materials as soon as possible as their rights to have the Notes included in the registration statement depend upon their returning the Notice and Questionnaire by [Deadline For Response]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Notes through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact the Issuer at 7901 Jones Branch Drive, Suite 900, McLean, Virginia 22102, Attention: John F. DePodesta, not less than 28 calendar days from date of mailing.

PRIMUS TELECOMMUNICATIONS IHC, INC.

AND THE GUARANTORS

Notice of Registration Statement

and

Selling Securityholder Questionnaire

(Date)

Reference is hereby made to the Registration Rights Agreement (the “Registration Rights Agreement”) between Primus Telecommunications IHC, Inc. (the “Issuer”), and the Guarantors named therein, and the Purchasers party thereto. Pursuant to the Registration Rights Agreement, the Issuer and the Guarantors have filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form S-_ (the “Shelf Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Issuer’s 14.25% Senior Secured Notes due 2011 (the “Notes”). A copy of the Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to have the Registrable Securities beneficially owned by it included in the Shelf Registration Statement. In order to have Registrable Securities included in the Shelf Registration Statement, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Issuer’s counsel at the address set forth herein for receipt ON OR BEFORE [Deadline for Response]. Beneficial owners of Registrable Securities who do not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as selling securityholders in the Shelf Registration Statement and (ii) may not use the Prospectus forming a part thereof for resales of Registrable Securities.

Certain legal consequences arise from being named as a selling securityholder in the Shelf Registration Statement and related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Shelf Registration Statement and related prospectus.

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Securities hereby elects to include in the Shelf Registration Statement the Registrable Securities beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Securities by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement, including, without limitation, Section 6 of the Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Upon any sale of Registrable Securities pursuant to the Shelf Registration Statement, the Selling Securityholder will be required to deliver to the Issuer and the Trustee the Notice of Transfer Pursuant to Registration Statement set forth in Exhibit B to the Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Issuer and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

(1) (a) Full Legal Name of Selling Securityholder:

(b) Full Legal Name of Registered Holder (if not the same as in (a) above) of Registrable Securities Listed in Item (3) below:

(c) Full Legal Name of DTC Participant (if applicable and if not the same as (b) above) Through Which Registrable Securities Listed in Item (3) below are Held:

(2) Address for Notices to Selling Securityholder:

Telephone: _____________________________________

Fax: _____________________________________

Contact Person: _____________________________________

(3) Beneficial Ownership of Notes:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Notes.

(a) Principal amount of Registrable Securities beneficially owned:

CUSIP No(s). of such Registrable Securities:___________________________

(b) Principal amount of Notes other than Registrable Securities beneficially owned:____________________________________________________

CUSIP No(s). of such other Notes: _______________________

(c) Principal amount of Registrable Securities which the undersigned wishes to be included in the Shelf Registration Statement: _____________________

CUSIP No(s). of such Registrable Securities to be included in the Shelf Registration Statement:_______________________________________

(4) Beneficial Ownership of Other Securities of the Issuer:

Except as set forth below in this Item (4), the undersigned Selling Securityholder is not the beneficial or registered owner of any other securities of the Issuer other than the Notes listed above in Item (3).

State any exceptions here:

(5) Relationships with the Issuer:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Issuer (or their respective predecessors or affiliates) during the past three years.

State any exceptions here:

(6) Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Securities listed above in Item (3) only as follows (if at all): Such Registrable Securities may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through broker-dealers. Such Registrable Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Notes may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Securities short and deliver Registrable Securities to close out such short positions, or loan or pledge Registrable Securities to broker-dealers that in turn may sell such Notes.

State any exceptions here:

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act, including, without limitation, Regulation M.

In the event that the Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item (3) above after the date on which such information is provided to the Issuer, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Registration Rights Agreement.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Issuer in connection with the preparation of the Shelf Registration Statement and related Prospectus.

In accordance with the Selling Securityholder’s obligation under Section 3(d) of the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Issuer of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains in effect. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in accordance with the requirements hereunder and thereunder in writing, by hand-delivery, by fax (with written confirmation, provided a copy is sent by registered or certified mail, return receipt requested), by first-class registered or certified mail, return receipt requested, or by air courier guaranteeing overnight delivery as follows:

(i) To the Issuer:

_____________________________________________

_____________________________________________

_____________________________________________

_____________________________________________

_____________________________________________

(ii) With a copy to Issuer’s counsel:

_____________________________________________

_____________________________________________

_____________________________________________

_____________________________________________

_____________________________________________

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Issuer’s counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Issuer and the Selling Securityholder (with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed in Item (3) above). This Registration Rights Agreement shall be governed in all respects by the laws of the State of New York without giving effect to any provisions relating to conflicts of laws.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated: ___________________________

______________________________________________________________

Selling Securityholder

(Print/type full legal name of beneficial owner of Registrable Securities)

By
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE ISSUER’ COUNSEL AT:

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

[Name of Trustee]

PRIMUS TELECOMMUNICATIONS IHC, INC.

AND THE GUARANTORS

c/o [Name of Trustee]

________________________

________________________

Attention: Trust Officer

Re: PRIMUS TELECOMMUNICATIONS IHC, INC.’S (the “Issuer”) 14.25% Senior Secured Notes due 2011

Dear Sirs:

Please be advised that                      has transferred $                     aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form S-_ (File No. 333-                    ) filed by the Issuer.

We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied and that the above-named beneficial owner of the Notes is named as a “Selling Holder” in the prospectus dated [date] or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such prospectus opposite such owner’s name.

Dated: _______________

Very truly yours,

(Name)

By:
(Authorized Signature)